Exhibit 21.1

Subsidiaries of WaterBridge Infrastructure LLC

The list below includes the entities expected to be subsidiaries of the Registrant following the consummation of the WaterBridge Combination and Corporate Reorganization transactions described in the prospectus that is a part of this registration statement.

Name of Subsidiary	Jurisdiction of Organization
Arkoma Water Resources, LLC	Delaware
Desert Environmental LLC	Delaware
Desert Operating LLC	Delaware
Desert Reclamation LLC	Delaware
EVX Eagle Ford Partners, LLC	Delaware
EVX Land LLC	Delaware
EVX Operating LLC	Delaware
EVX South Texas SWD, LC	Texas
NDB Intermediate Holdings LLC	Delaware
NDB Midstream LLC	Delaware
Pecos Water LLC	Delaware
Permian Water LLC	Delaware
Safefill Pecos, LLC	Texas
Stateline Water, LLC	Oklahoma
WaterBridge Arkoma Operating, LLC	Oklahoma
WaterBridge Equity Finance LLC	Delaware
WaterBridge Holdings LLC	Delaware
WaterBridge Midstream Operating LLC	Delaware
WaterBridge NDB Operating LLC	Delaware
WaterBridge Operating LLC	Delaware
WaterBridge Resources Delaware, LLC	Delaware
WaterBridge Resources Mid-Continent, LLC	Delaware
WaterBridge Stateline LLC	Delaware
WaterBridge Texas Midstream LLC	Texas
WaterBridge Texas Operating LLC	Delaware
WaterBridge Partners GP LLC	Delaware
WaterBridge Partners LP	Delaware

WaterBridge Management Inc.	Delaware
WaterBridge Management Company LLC	Delaware
WBI Operating LLC*	Delaware

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* To be formed on or prior to the Initial Closing Date in connection with the WaterBridge Combination transactions described in the prospectus that is a part of this registration statement.